Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 12, 2007, which contained an emphasis of matter paragraph related to the Company’s liquidity, with respect to the consolidated financial statements and schedule as of September 29, 2007 and for each of the two years in the period then ended included in the Annual Report of Innovex, Inc. and subsidiaries on Form 10-K for the year ended September 27, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Innovex, Inc. and subsidiaries on Forms S-8 (File No. 33-14776, effective June 3, 1987, File No. 33-27530, effective March 17, 1989, File No. 33-59035, effective May 2, 1995, File No. 333-10045, effective August 13, 1996, File No. 333-10047, effective August 13, 1996, File No. 333-79427, effective May 27, 1999, File No. 333-37380, effective May 19, 2000, File No. 333-68228, effective August 23, 2001, File No. 333-83452, effective February 27, 2002 and File No. 333-112648, effective February 10, 2004) and Forms S-3 (No. 333-106734, effective July 22, 2003 and File No. 333-121981, effective January 12, 2005).

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
December 19, 2008

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